UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55616

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on August 24, 2016, a subsidiary of Strategic Storage Growth Trust, Inc. (the “Registrant”) executed a purchase and sale agreement (the “San Antonio Sale Agreement”) with an unaffiliated third party (the “Buyer”) to sell a self storage facility and industrial warehouse/office space included therein located in San Antonio, Texas (the “San Antonio Property”) for a purchase price of approximately $15.65 million and the Buyer made an earnest money deposit of $250,000.

Under the San Antonio Sale Agreement, the Buyer had the right to terminate the San Antonio Sale Agreement for any reason through September 22, 2017 and to receive a refund of its earnest money. On March 10, 2017, the Buyer delivered written notice to the Registrant of its election to terminate the San Antonio Sale Agreement. As a result, the San Antonio Sale Agreement was terminated and the Registrant will return the earnest money to the Buyer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: March 15, 2017	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer